Exhibit 10.14

Restricted Stock Agreement

This Restricted Stock Agreement (the “Agreement”) is made and entered into as of                               , 20         (the “Effective Date”) by and between Idaho General Mines, Inc., an Idaho corporation (the “Company”), and                                      (“Shareholder”).

RECITALS

A.                                   The Company is granting to Shareholder the number of shares of the Company’s common stock (“Common Stock”) set forth below pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”), subject to the terms and conditions set forth herein and in the Plan.

B.                                     The shares provided for in this Agreement are to be issued as an inducement for Shareholder’s continued commitment to serve as an employee of the Company, and the Shareholder is willing to abide by the obligations imposed hereunder.

NOW, THEREFORE, in consideration of the mutual benefits hereinafter provided, and each intending to be legally bound, the Company and Shareholder hereby agree as follows:

1.             Issuance of Shares.  Subject to the restrictions, terms and conditions of this Agreement and the Plan, the Company hereby grants to Shareholder                                          shares (the “Shares”) of Common Stock.  As used in this Agreement, the term “Shares” refers to the Shares issued hereunder and includes all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits in respect of the Shares, and (iii) in replacement of the Shares in a recapitalization, merger, reorganization or the like.

2.             Delivery.

2.1          Deliveries by Shareholder.  Shareholder hereby delivers to the Company (i) this Agreement; and (ii) four (4) copies of a blank Stock Power and Assignment of Uncertificated Securities in the form of Exhibit 1 attached hereto (the “Stock Powers”), all of which are executed by Shareholder (and Shareholder’s spouse or domestic partner, if any).

2.2          Deliveries by the Company.  Upon its receipt of all of the documents to be executed and delivered by Shareholder to the Company under Section 2.1, the Company will issue the Shares in the name of Shareholder on the books and records of the Company and send to Shareholder the notice required by Section 30-1-626 of the Idaho Business Corporation Act for the issuance of uncertificated shares.  At such time as the Shares become Vested Shares (as defined below), the Company shall issue certificates representing such Shares.

3.             Repurchase and Vesting.

3.1          Forfeiture.  As of the Effective Date, all of the Shares are considered “Unvested Shares”, which shall be restricted and subject to forfeiture.  The Unvested Shares shall vest as follows:

The Unvested Shares will continue to vest according the schedule set forth above so long as the Shareholder remains an employee of the Company (shares that have vested are referred to herein as “Vested Shares”).  Shareholder agrees not to sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, such Unvested Shares except as permitted by this Agreement.  Any Unvested Shares that have not vested pursuant to the schedule set forth above at the time Shareholder ceases to be an employee of the Company (by resignation, removal or otherwise, whether or not for cause) shall be forfeited and Shareholder shall have no ownership rights therein.

3.2          Cessation Date.  In case of any dispute as to the date that Shareholder ceases to be an employee of the Company, such cessation date shall be determined in good faith by the Company’s Board of Directors.

3.3          Adjustments.  The number of Shares that are Vested Shares or Unvested Shares will be equitably adjusted for any stock split, combination, stock dividend, merger, consolidation, reorganization, recapitalization, or any other change in corporate structure or other transaction not involving the receipt of consideration by the Company occurring after the Effective Date.

4.             Restrictions on Transfers. Shareholder shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber, or otherwise dispose of (collectively, a “Transfer”) any of the Unvested Shares that are subject to forfeiture pursuant to Section 3.

5.             Rights as Shareholder.  Subject to the terms and conditions of this Agreement, Shareholder will have all of the rights of a holder of Common Stock with respect to the Shares from and after the date that Shareholder delivers an executed copy of this Agreement until such time as Shareholder Transfers the Shares or they are forfeited to the Company.  Upon forfeiture of the Shares, Shareholder will have no further rights as a holder of Common Stock.

6.             Tax Consequences.  SHAREHOLDER UNDERSTANDS THAT SHAREHOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF SHAREHOLDER’S ACQUISITION OR DISPOSITION OF THE SHARES.  Shareholder hereby acknowledges that Shareholder has been informed that, unless an election is filed by the Shareholder with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the acquisition of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on the fair market value on the date of acquisition of the Shares, there will be a recognition of taxable income to the Shareholder equal to the fair market value of the Shares at the time they are considered transferable or no longer subject to substantial risk of forfeiture.  Shareholder represents that he has consulted any tax adviser(s) that he deems advisable in connection with his acquisition of the Shares and the filing of the election under Section 83(b) and similar tax provisions.  A form of Election under Section 83(b) is attached hereto as Exhibit 2 for reference.  SHAREHOLDER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING OR NOT FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM FILING OR FAILING TO FILE SUCH ELECTION.

7.             Governing Plan Document.  This Agreement is subject to all of the provisions of the Plan, which are hereby made a part of the award evidenced by this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.

8.             Compliance with Laws and Regulations.  The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Shareholder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s securities may be listed or quoted at the time of such issuance or transfer.

9.             Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Shareholder and Shareholder’s heirs, executors, administrators, successors and assigns.

10.          Governing Law; Severability.  This Agreement will be governed by and construed in accordance with the internal laws of the State of Washington as such laws are applied to agreements between Washington residents entered into and to be performed entirely within Washington, excluding that body of laws pertaining to conflict of laws.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

11.          Notices.  Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Shareholder hereunder shall be in writing and addressed to Shareholder at the last address Shareholder provided to the Company.  All notices shall be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or on the business day that it is sent by fax to the fax number last provided by Shareholder to the Company, but only if (A) the receiving fax device immediately generates a message, printed by the sending fax device, that confirms receipt, and (B) receipt of the fax is confirmed by a telephone call between sender and recipient.

12.          Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

13.          Headings.  The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  All references herein to Sections will refer to Sections of this Agreement.

14.          Entire Agreement.  This Agreement and the other agreements specifically referenced herein contain the entire understanding of the parties hereto regarding the subject matter of this Agreement and such other agreements and supersede all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties hereto with respect to the subject matter of this Agreement and such other agreements.

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— SIGNATURE PAGE —

RESTRICTED STOCK AGREEMENT

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Shareholder has executed this Agreement as of the Effective Date.

IDAHO GENERAL MINES, INC.	SHAREHOLDER

By:
Its:	Name:

LIST OF EXHIBITS

Exhibit 1:                Stock Power and Assignment of Uncertificated Securities

Exhibit 2:                Election under Section 83(b) of the Internal Revenue Code

EXHIBIT 1

Stock Power and Assignment

of Uncertificated Securities

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement dated as of                                   , 20     (the “Agreement”), the undersigned hereby sells, assigns and transfers unto IDAHO GENERAL MINES, INC., an Idaho corporation (the “Company”),                                uncertificated shares of the Common Stock of the Company, standing in the undersigned’s name on the books of the Company delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.

Dated:

SHAREHOLDER

(Signature)

(Please Print Name)

(Spouse’s or Domestic
Partner’s Signature)

(Please Print Spouse’s or
Domestic Partner’s Name)

Instruction:  Please do not fill in any blanks other than the signature line.  The purpose of this Stock Power and Assignment of Uncertificated Securities is to enable the Company and/or its assignee(s) to acquire the shares upon forfeiture to the Company as set forth in the Agreement without requiring additional signatures on the part of Shareholder or Shareholder’s Spouse or Domestic Partner.

EXHIBIT 2

Section 83(b) Election

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in gross income for the taxpayer’s current taxable year of the fair market value of the property described below at the time of transfer as compensation for services.

(1)                                  The taxpayer who performed the services to Idaho General Mines, Inc. (the “Company”):

Name:

Address:

Social Security No.:

(2)                                  The property with respect to which the election is made is 142,859 shares of the Common Stock (the “Shares”) of the “Company.

(3)                                  The property was transferred on                                     .

(4)                                  The taxable year for which the election is made is the calendar year 2006.

(5)                                  The Shares are subject to the following restrictions: the shares are subject to vesting based upon continued service as an employee of the Company.  The restrictions described herein are set forth in the Restricted Stock Agreement between the Company and taxpayer dated                                 .

(6)                                  The fair market value of a Share at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) was $         per Share.

(7)                                  No consideration was paid by the taxpayer for the Shares.

(8)                                  A copy of this statement was furnished to the Company for whom taxpayer rendered the services underlying the transfer of such shares.

(9)                                  This statement is executed on                                       .

Taxpayer	Spouse or Domestic Partner (if any)

This election must be filed with the Internal Revenue Service Center with which the Shareholder files his or her federal income tax returns and must be filed within 30 days after the date of acquisition.  This filing should be made by registered or certified mail, return receipt requested.  The Shareholder must retain two copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records.